As filed with the Securities and Exchange Commission on August 24, 2015

Registration No.  333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________

HNI Corporation
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of
incorporation or organization)

42-0617510
(I.R.S. employer identification no.)

408 East Second Street
P.O. Box 1109
Muscatine, Iowa 52761-0071
(Address of principal executive offices, including zip code)

2007 Equity Plan for Non-Employee Directors of HNI Corporation
(Full title of the plan)

Steven M. Bradford
Senior Vice President, General Counsel and Secretary
408 East Second Street
P.O. Box 1109
Muscatine, Iowa  52761-0071
(563) 272 -7400
(Name, address and telephone number, including area code, of agent for service)
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer
Non-accelerated filer		(Do not check if a smaller reporting company)	Smaller reporting company
______________________

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $1.00 per share	150,000	$49.54	$7,431,000	$863.48

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the plan described herein.

(2) Calculated solely for the purpose of this offering pursuant to Rule 457(c) and  (h) of the Securities Act and is based on the average of the high and low prices of the registrant's Common Stock on the New York Stock Exchange on August 19, 2015.

EXPLANATORY NOTE

INCORPORATION BY REFERENCE:  Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-142717, filed with the Securities and Exchange Commission (the "SEC") on May 8, 2007, are incorporated herein by reference.

REGISTRATION OF ADDITIONAL SHARES:  This Registration Statement on Form S-8 is being filed by HNI Corporation to register an additional 150,000 shares of Common Stock of the Registrant, par value $1.00 per share, issuable under the 2007 Equity Plan for Non-Employee Directors of HNI Corporation, as amended (the "Plan"), pursuant to an amendment to the Plan authorized by shareholders of the Registrant on May 5, 2015.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

In this registration statement, the terms "we," "our," "us," "HNI," the "Registrant" and the "Corporation" refer to HNI Corporation, unless otherwise specified.  The SEC allows us to incorporate by reference the information we file with the SEC, which means we can disclose important information to you by referring you to those documents.  The information we incorporate by reference is considered to be part of this registration statement.  Information we file with the SEC in the future and incorporate by reference in this registration statement automatically updates and supersedes previously filed information as applicable.

We incorporate by reference into this registration statement the following documents filed by us with the SEC, other than any portion of any such documents that are not deemed "filed" under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in accordance with the Exchange Act and applicable SEC rules:

1.	Annual Report on Form 10-K for the fiscal year ended January 3, 2015, filed with the SEC on February 27, 2015.
2.	Quarterly Reports on Form 10-Q for the fiscal quarters ended April 4, 2015, filed with the SEC on May 5, 2015, and July 4, 2015, filed with the SEC on August 4, 2015.
4.
Current Reports on Forms 8-K or 8-K/A dated January 13, 2015, filed with the SEC January 16, 2015, January 13, 2015, filed with the SEC February 27, 2015,  May 5, 2015, filed with the SEC on May 8, 2015, and June 9, 2015, filed with the SEC on June 12, 2015.

5.
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended January 3, 2015 from our definitive proxy statement on Schedule 14A filed with the SEC on March 23, 2015.

6.
The description of the Corporation's Common Stock contained in the Corporation's Registration Statement on Form 8-A filed with the SEC under the Exchange Act (File No. 001-14225) on June 12, 1998, including any amendments or reports filed for purpose of updating such description.

We also incorporate by reference into this registration statement all documents (other than any portions of any such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this registration statement and before the filing of a post-effective amendment to this registration statement which indicates all securities offered hereunder have been sold or that deregisters all securities then remaining unsold.

You may request a copy of these filings, which we shall deliver to you, together with all exhibits thereto, at no cost, by writing or telephoning us as follows:  HNI Corporation, Attention: Corporate Secretary, 408 East Second Street, P.O. Box 1109, Muscatine, Iowa 52761, (563) 272-7400.

Item 8.  Exhibits.

Exhibit No.	Description
4.1	Articles of Incorporation, as amended, incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended January 2, 2010
4.2	Amended and Restated By-laws, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated August 5, 2014, filed with the SEC on August 8, 2014
5.1*	Opinion of Squire Patton Boggs (US) LLP
23.1*	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1 hereto)
23.2*	Consent of PricewaterhouseCoopers LLP
24.1*	Power of attorney
99.1
2007 Equity Plan for Non-Employee Directors of HNI Corporation, as amended, incorporated by reference to Appendix D to the Registrant's Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2015

* Filed herewith

Item 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Muscatine, state of Iowa, on this 24th day of August, 2015.

HNI Corporation

By:	/s/ Steven M. Bradford
Steven M. Bradford
Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Stan A. Askren Stan A. Askren	Chairman, President and Chief Executive Officer (principal executive officer)	August 24, 2015
/s/ Kurt A. Tjaden Kurt A. Tjaden	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	August 24, 2015
* Mary H. Bell	Director	August 24, 2015
* Miguel M. Calado	Director	August 24, 2015
* Cheryl A. Francis	Director	August 24, 2015
* James R. Jenkins	Director	August 24, 2015
* Dennis J. Martin	Director	August 24, 2015
* Larry B. Porcellato	Director	August 24, 2015
* Abbie J. Smith	Lead Director	August 24, 2015
* Brian E. Stern	Director	August 24, 2015
* Ronald V. Waters, III	Director	August 24, 2015

*           Steven M. Bradford, the undersigned attorney-in-fact, by signing his name hereto, does hereby sign and execute this registration statement on behalf of the above indicated directors of the registrant (constituting all of the directors) pursuant to a Power of Attorney filed with this registration statement as Exhibit 24.1.

HNI Corporation

August 24, 2015	By:	/s/ Steven M. Bradford
Steven M. Bradford
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Incorporation, as amended, incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended January 2, 2010
4.2	Amended and Restated By-laws, incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated August 5, 2014, filed with the SEC on August 8, 2014
5.1*	Opinion of Squire Patton Boggs (US) LLP
23.1*	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1 hereto)
23.2*	Consent of PricewaterhouseCoopers LLP
24.1*	Power of attorney
99.1
2007 Equity Plan for Non-Employee Directors of HNI Corporation, as amended, incorporated by reference to Appendix D to the Registrant's Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2015

* Filed herewith